UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2022
Mettler Toledo International Inc
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus	OH
and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, Peter Aggersbjerg, Head of Divisions and with direct responsibility for the Laboratory Division, notified Mettler-Toledo International Inc. that he will resign in approximately one year, effective February 28, 2023, to pursue future career opportunities.

There are no immediate changes to internal reporting lines related to this announcement. Mr. Aggersbjerg will stay in his current role and work closely with the future Head of the Laboratory Division, Stefan Heiniger, (currently Head of Laboratory Weighing) on transitioning his responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: February 24, 2022	By:	/s/ Michelle M. Roe

Michelle M. Roe
General Counsel